SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 30, 2015 (September 29, 2015)

HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Florida	001-15931	98-0695811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road, 10th Floor,

Chengshi Xin Yong She, Tiyu Road,

Xinhua District, Pingdingshan, Henan Province

People’s Republic of China

467000

(Address of principal executive offices and zip code)

+86-3752882999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OR LISTING.

On September 29, 2015, the Registrant received a letter from The NASDAQ Stock Exchange regarding the Registrant’s failure to comply with NASDAQ Continued Listing Rule (the “Rule”) 5550(a)(2), listed securities need to maintain a minimum bid price of $1 per share. Based upon the closing bid price for the last 30 consecutive business days (including, in particular, the period August 17, 2015 through September 28, 2015), the Registrant failed to meet the aforesaid requirement.

Under Rule 5810(c)(3)(A), the Registrant will be provided a compliance period of 180 calendar days, from September 29, 2015 to March 28, 2016, to regain compliance. If at any time during this 180 day period the closing bid price of the Registrant’s security is at least $1 for a minimum of ten consecutive business days, the Registrant’s compliance will be regained.

In the event the Registrant does not regain compliance in the first compliance period, it may be eligible to apply for an additional 180 calendar days to regain compliance subject to certain NASDAQ Rules and under the discretion of the NASDAQ Staff. However, if the Registrant is decided to be neither eligible to apply for curing the deficiency nor able to cure the deficiency then, it may be subject to delisting by NASDAQ.

This Form 8-K is filed to satisfy the obligation under Rule 5810(b) that the Registrant publicly disclose the deficiency within four (4) business days after the date of the deficiency letter.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Press Release dated September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 30, 2015	HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

	By:	/s/ Jianhua Lv
	Name:	Jianhua Lv
	Its:	Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated September 30, 2015.